 Exhibit 99.1

ARQULE, INC.
2013 Annual Meeting
Report of Matters Voted Upon by Stockholders

1.      The 2013 Annual Meeting of Stockholders of ArQule, Inc.  (the “Annual Meeting”) was held at the offices of ArQule, Inc. (the “Company”) at 19 Presidential Way, Woburn, Massachusetts 01801, on May 20, 2013 commencing at 10:00 a.m. pursuant to notice properly given.

2.      At the close of business on March 29, 2013, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company were 62,381,085 shares of common stock, $0.01 par value.  Each of the outstanding shares was entitled to one vote on the matters before the Annual Meeting.

3.      At the Annual Meeting, 51,575,918 shares of the Company's issued and outstanding common stock were represented in person or by proxy, constituting a quorum.

4.      At the Annual Meeting, each of the following nominees for director received the respective number of votes set forth opposite his or her name, constituting a plurality of the votes cast, and was duly elected as a director of the Company:

Name of Nominee	Votes For	Withheld Authority

Susan L. Kelley	40,077,331	487,997

Michael D. Loberg	39,638,979	926,349

Broker Non-votes:  11,010,590 shares

5.      The following table sets forth the tally of the votes cast on the proposal to ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the Company's financial statements for the year ending December 31, 2013.

Votes For	Votes Against	Votes Abstaining
50,662,140	858,211	55,567

Broker Non-votes:  0 shares

6.      The following table sets forth the tally of the votes cast on the proposal to approve, by non-binding vote, the compensation of our named executive officers

Votes For 39,369,079	Votes Against 1,110,159	Votes Abstaining 86,090

Broker Non-votes:  11,010,590 shares